Exhibit 99
CONVERGYS NEWS RELEASE

Convergys Reports Fourth Quarter and Full Year 2016 Results

(Cincinnati; February 22, 2017) -- Convergys Corporation (NYSE: CVG), a global leader in customer experience outsourcing, today announced its financial results for the fourth quarter and full year 2016.

Fourth Quarter Summary

•	Revenue of $758 million, up 1 percent as reported and up 2 percent on a constant currency basis compared with prior year, including a 5 percent contribution from the buw acquisition;

•	GAAP operating income of $51 million; adjusted operating income of $66 million;

•	GAAP net income from continuing operations was $18 million, including acquisition-related and other impacts; adjusted net income from continuing operations was $48 million;

•	Adjusted EBITDA of $92 million;

•	GAAP EPS from continuing operations of $0.17, compared with $0.41 in prior year; adjusted EPS from continuing operations of $0.47, compared with $0.53 in prior year;

•	Operating cash flow of $69 million, adjusted free cash flow of $46 million;

•	$27 million capital returned to shareholders via share repurchase and dividend.

“We generated solid revenue, profitability and cash flow in the fourth quarter,” said Andrea Ayers, President and CEO. “For 2016, adjusted EPS improved and we had a record year of new business signings. Growth across several verticals and solid margin performance despite revenue headwinds are positive indicators that our long-term strategy is on track. Strong cash generation allowed us to invest in the business while returning $105 million to shareholders via share repurchase and dividends. Entering 2017, we remain focused on generating long-term profitable growth and sustained value creation. Based upon our track record of operational excellence and disciplined investment, we are confident in our abilities to lead in customer experience outsourcing, expand and diversify a loyal client base, and grow revenue over time.”

Fourth Quarter Results - Continuing Operations

Revenue - Revenue was $758 million including $8 million adverse foreign currency impacts, an increase of 1 percent as reported and an increase of 2 percent on a constant currency basis, compared with $752 million in the same period last year. This includes $37 million, an increase of 5 percent, from the acquired buw operations.

Operating Income - GAAP operating income was $51 million, compared with $61 million in the same period last year. Excluding certain acquisition-related and other impacts discussed below, adjusted operating income was $66 million, compared with $75 million in the same period last year.

GAAP operating margin was 6.8 percent, compared with 8.1 percent in the same period last year. Adjusted operating margin was 8.7 percent, compared with 9.9 percent in the same period last year.

Adjusted EBITDA - Adjusted EBITDA was $92 million, compared with $105 million in the same period last year. Adjusted EBITDA excludes certain acquisition-related and other impacts discussed below.

Adjusted EBITDA margin was 12.2 percent, compared with 13.9 percent in the same period last year.

Net Income - GAAP net income from continuing operations was $18 million, or $0.17 per diluted share, compared with $43 million, or $0.41 per diluted share, in the same period last year. Excluding certain acquisition-related and other impacts discussed below, adjusted net income from continuing operations was $48 million, or $0.47 per diluted share, compared with $55 million, or $0.53 per diluted share, in the same period last year.

Share Repurchase - Convergys repurchased 0.7 million shares in the fourth quarter at a cost of $18 million. At December 31, 2016, the remaining authorization to purchase outstanding shares was $143 million.

Quarterly Dividend - Convergys paid a $0.09 per share quarterly dividend in January to holders of record at the close of business on December 23, 2016. The next dividend payment of $0.09 per share is scheduled to be made on April 7, 2017, to shareholders of record at the close of business on March 24, 2017.

Cash Flow - Operating cash flow was $69 million, compared with $67 million in the same period last year. Adjusted free cash flow was $46 million, including the impact from a $10 million pension contribution, compared with $48 million in the same period last year.

Net Debt - At December 31, 2016, cash and short term investments were $151 million, debt maturing in one year was $2 million, and long-term debt was $297 million. Net debt totaled $148 million at December 31, 2016, compared with $159 million at September 30, 2016, and $123 million at the end of the fourth quarter last year.

Acquisition-related and Other Impacts - GAAP fourth-quarter 2016 results include acquisition-related and other impacts consisting of $7 million amortization expense for acquired intangible assets, $1 million depreciation expense related to the fair value write-up of acquired property and equipment, $2 million integration and transaction expenses, $5 million non-cash pension settlement charge, and $20 million tax expense related to legal-entity restructuring and cash repatriation activities. Prior year fourth-quarter 2015 GAAP results included $6 million amortization expense for acquired intangible assets, $4 million depreciation expense related to the fair value write-up of acquired property and equipment, $4 million Stream integration costs, and $2 million tax expense from the impact of cash repatriation.

Full Year 2016 Results - Continuing Operations

Revenue - Full year 2016 revenue was $2,914 million including $28 million adverse foreign currency impacts, a 1 percent decrease as reported and flat on a constant currency basis, compared with $2,951 million in 2015. This includes $63 million, an increase of 2 percent, from the acquired buw operations.

Operating Income - Full year 2016 GAAP operating income was $205 million, compared with $194 million in 2015. Full year GAAP operating margin was 7.0 percent, compared with 6.6 percent in the prior year. Full year 2016 adjusted operating income was $253 million, compared with $252 million in 2015. Full year adjusted operating margin was 8.7 percent, compared with 8.5 percent in the prior year.

Adjusted EBITDA - Full year 2016 adjusted EBITDA was $366 million, compared with $375 million in 2015. Full year adjusted EBITDA margin was 12.5 percent, compared with 12.7 percent in the prior year.

Net Income - Full year 2016 GAAP net income from continuing operations was $133 million, or $1.30 per diluted share, compared with $168 million, or $1.60 per diluted share, in 2015. Full year 2016 adjusted net income from continuing operations was $189 million, or $1.84 per diluted share, an increase of 5 percent, compared with $185 million, or $1.76 per diluted share, in 2015.

Capital Returns - Convergys repurchased 2.7 million shares at a cost of $72 million, and paid $33 million in dividends in 2016.

Cash Flow - Full year 2016 operating cash flow was $305, compared with $249 in the same period last year. Adjusted free cash flow was $225 million, compared with $153 million in the prior year.

Acquisition-related and Other Impacts - Full year 2016 GAAP results include acquisition-related and other impacts consisting of $28 million amortization expense for acquired intangible assets, $9 million depreciation expense related to the fair value write-up of acquired property and equipment, $3 million transaction expenses, $3 million integration expenses, $5 million non-cash pension settlement charge, and $22 million tax expense related to legal-entity restructuring and cash repatriation activities. Prior year 2015 GAAP results included $27 million amortization expense for acquired intangible assets, $19 million depreciation expense related to the fair value write-up of acquired property and equipment, $11 million integration costs, $2 million tax benefit from the impact of cash repatriation, and $22 million benefit from the release of a tax reserve.

Reconciliation tables of GAAP to non-GAAP results are attached.

2017 Business Outlook

In 2017, Convergys anticipates growth with several existing and new clients across vertical markets largely to offset continued volatility with two large communications clients. As a result, the company’s expectations for revenue, EBITDA, EPS and cash flow include:

•	Constant currency revenue growth of negative 3 percent to positive 1 percent;

•	Adjusted EBITDA margin to approximate 12.5 percent;

•	Adjusted effective tax rate to approximate 20 percent;

•	Diluted shares outstanding to approximate 102.5 million;

•	Adjusted EPS growth of negative 3 percent to positive 3 percent;

•	Adjusted free cash flow to approximate adjusted net income.

During the year, the company expects seasonal sequential decreases in revenue beginning in the first quarter, and sequential decreases in EBITDA and EPS in the second quarter, with sequential improvement in quarterly results beginning in the third quarter of 2017.
Future actions to streamline the business and align costs to match anticipated revenue will likely require discrete actions in the first quarter of 2017, the costs of which are not included in this guidance. Additionally, this guidance does not include acquisition-related impacts such as integration costs, transaction costs, intangible amortization and depreciation related to the fair value write-up of acquired property and equipment, as well as impacts from future currency movements, non-cash pension settlement charges, or any future share repurchase activities. Adjusted effective tax rate reflects the Company’s expectations for the effective tax rate, excluding the tax impact of items discussed above, tax expense associated with cash repatriation and significant discrete tax adjustments.
The Company believes that quantitative reconciliations of the outlook to GAAP measures cannot be provided without unreasonable efforts due to the forward-looking nature of the acquisition-related adjustments and future currency movements, and their inherent variability; therefore, the Company does not present guidance on a GAAP basis. For the same reason, Convergys is unable to address the probable significance of the unavailable information, which may have a material impact on the Company’s GAAP results.

Forward-Looking Statements Disclosure and "Safe Harbor" Note

This news release contains statements, estimates, or projections that constitute "forward-looking statements" as defined under U.S. federal securities laws. Forward looking statements may be identified by words such as "will," "expect," "estimate," "think," "forecast," "guidance, "outlook," "plan," "lead," "project" or other comparable terminology. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks include, but are not limited to: (i) the loss of a significant client or significant business from a client; (ii) the future financial performance of our largest clients and the major industries that we serve; (iii) contractual provisions that may limit our profitability or enable our clients to reduce or terminate services; (iv) our failure to successfully acquire and integrate businesses, including buw; (v) our inability to protect proprietary or personally identifiable data against unauthorized access or unintended release; (vi) our inability to maintain and upgrade our technology and network equipment in a timely and cost effective manner; (vii) business and political risks related to our global operations, including ongoing political developments in the Philippines, uncertainty regarding the impact of Britain’s vote to leave the European Union (Brexit) or other similar actions by European Union member states, and economic weakness and operational disruption as a result of natural events, political unrest, war, terrorist attacks or other civil disruption; (viii) the effects of foreign currency exchange rate fluctuations; (ix) the failure to meet expectations regarding our future tax liabilities, changes in tax law that increase our future tax liabilities or the unfavorable resolution of tax contingencies; (x) adverse effects of regulatory requirements or changes thereto, investigative and legal actions, and other commitments and contingencies and (xi) those factors contained in our periodic reports filed with the SEC, including in the "Risk Factors" section of our most recent Annual Report on Form 10-K. The forward-looking information in this document is given as of the date of the particular statement and we assume no duty to update this information. Our filings and other important information are also available on the investor relations page of our web site at www.convergys.com.

Non-GAAP Financial Measures

This news release contains non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G; pursuant to the requirements of this regulation, reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables. To assess the underlying operational performance of the continuing operations of the business for the quarter and to have a basis to compare underlying operating results to prior and future periods, management uses operating income, net income from continuing operations and diluted earnings per share from continuing operations metrics excluding certain non-operational or restructuring-related activities.

These items are relevant in evaluating the overall performance of the business. Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, operating income, income from continuing operations, net of tax, and diluted earnings per share from continuing operations, in each case excluding the items above, and constant currency revenue growth, as well as the GAAP measures, operating income, income from continuing operations, net of tax, diluted earnings per share and revenue growth, in its evaluation of performance.

The Company presents the non-GAAP financial measure constant currency revenue growth because management uses this measure to assess underlying revenue trends by providing revenue growth between periods on a consistent basis. Constant currency revenue growth is determined by using the comparable prior year period’s currency exchange rates to translate current period revenue from local currencies. The Company presents the non-GAAP financial measures EBITDA and adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes the presentation of these measures will enhance investors' ability to analyze trends in the business and evaluate the Company's underlying performance relative to other companies in the industry.

Management uses the non-GAAP metrics free cash flow and adjusted free cash flow to assess the financial performance of the Company. Convergys' management believes that free cash flow and adjusted free cash flow are useful to investors because they present the operating cash flow of the Company, excluding the capital that is spent to continue and improve business operations, such as investment in the Company's existing business. Further, free cash flow and adjusted free cash flow provide an indication of the ongoing cash that is available for debt repayment, returning capital to shareholders and other opportunities. Management also believes the presentation of these measures enhances the investors' ability to analyze trends in the business and evaluate the Company's underlying performance relative to other companies in the industry. Limitations associated with the use of free cash flow and adjusted free cash flow include that they do not represent the residual cash flow available for discretionary expenditures as they do not incorporate certain cash payments including payments made on capital lease obligations or cash payments for business acquisitions. Management compensates for these limitations by utilizing the non-GAAP measures, free cash flow and adjusted free cash flow, and the GAAP measure, cash flow from operating activities, in its evaluation of performance.

These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures. The non-GAAP financial information that we provide may be different from that provided by our competitors or other companies.

Webcast Presentation

Convergys will hold its Fourth Quarter and Full Year 2016 Financial Results webcast at 9:00 a.m., Eastern time, Thursday, February 23. The webcast presentation will take place live and will then be available for replay at this link - 4Q16 Conference Call. This link will replay the webcast presentation through March 24. You may also access the webcast via the Convergys website, www.convergys.com. Click “Investors,” then “Releases, Events & Presentations.”

About Convergys

Convergys delivers consistent, quality customer experiences in 58 languages and from more than 150 locations around the globe. We partner with our clients to improve customer loyalty, reduce costs, and generate revenue through an extensive portfolio of capabilities, including customer care, analytics, tech support, collections, home agent, and end-to-end selling. We are committed to delighting our clients and their customers, delivering value to our shareholders, and creating opportunities for our talented, caring employees, more than 130,000-strong in 33 countries around the world. Visit www.convergys.com to learn more about us.

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(Convergys and the Convergys logo are registered trademarks of Convergys Corporation).

Contacts

David Stein, Investor Relations
+1 513 723 7768 or investor@convergys.com

Krista Boyle, Public/Media Relations
+1 513 723 2061 or krista.boyle@convergys.com

CONVERGYS CORPORATION
Consolidated Statements of Income

	(Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31,		%	December 31,		%
(Amounts in millions except per share amounts)	2016	2015	Change	2016	2015	Change
Revenues:
Communications	$350.5	$383.7	(9)%	$1,442.1	$1,577.4	(9)%
Technology	151.2	165.6	(9)%	623.8	618.6	1%
Financial Services	59.9	51.6	16%	217.5	209.1	4%
Other	196.3	150.9	30%	630.2	545.5	16%
Total Revenues	$757.9	$751.8	1%	$2,913.6	$2,950.6	(1)%
Costs and Expenses:
Cost of providing services and products sold	498.3	470.9	6%	1,865.9	1,877.5	(1)%
Selling, general and administrative	169.6	172.9	(2)%	682.3	691.7	(1)%
Depreciation	28.8	33.4	(14)%	122.2	141.5	(14)%
Amortization	7.3	6.3	16%	28.1	27.0	4%
Restructuring charges	1.0	3.7	(73)%	3.7	7.2	(49)%
Transaction and integration costs	1.5	3.5	(57)%	6.5	11.3	(42)%
Total Costs and Expenses	706.5	690.7	2%	2,708.7	2,756.2	(2)%
Operating Income	51.4	61.1	(16)%	204.9	194.4	5%
Other (expense) income, net	(1.4)	0.5	NM	(0.9)	0.8	NM
Interest expense	(4.6)	(4.3)	7%	(18.1)	(18.2)	(1)%
Income before Income Taxes	45.4	57.3	(21)%	185.9	177.0	5%
Income tax expense	27.9	14.7	90%	52.9	8.6	NM
Income from Continuing Operations, net of tax	17.5	42.6	(59)%	133.0	168.4	(21)%
Income from Discontinued Operations, net of tax	—	—	—%	10.0	0.6	NM
Net Income	$17.5	$42.6	(59)%	$143.0	$169.0	(15)%

Basic Earnings per Common Share:
Continuing Operations	$0.18	$0.44		$1.39	$1.72
Discontinued Operations	—	—		0.10	0.01
Basic Earnings per Common Share	$0.18	$0.44		$1.49	$1.73
Diluted Earnings per Common Share:
Continuing Operations	$0.17	$0.41		$1.30	$1.60
Discontinued Operations	—	—		0.10	0.01
Diluted Earnings per Common Share	$0.17	$0.41		$1.40	$1.61

Weighted Average Common Shares Outstanding:
Basic	95.0	97.1		95.8	98.1
Diluted	101.8	103.9		102.5	104.7

Market Price Per Share
High	$30.42	$26.60		$30.92	$26.60
Low	$23.87	$22.60		$22.53	$18.81
Close	$24.56	$24.89		$24.56	$24.89

CONVERGYS CORPORATION
Reconciliation of GAAP Revenue Growth to non-GAAP Constant Currency Revenue Growth
(In Millions Except Per Share Amounts)

	Three Months Ended December 31,
	2016	2015
Revenue	$757.9	$751.8
Revenue growth, as reported under U.S. GAAP	1.0%	(1.6)%
Foreign exchange impact (a)	1.0%	2.2%
Constant currency revenue growth (a non-GAAP measure)	2.0%	0.6%

CONVERGYS CORPORATION
Reconciliation of GAAP EPS from Continuing Operations to non-GAAP EPS from Continuing Operations
(In Millions Except Per Share Amounts)

	Three Months Ended December 31,		%
	2016	2015	Change
Operating Income as reported under U.S. GAAP	$51.4	$61.1	(16)%
Operating Margin	6.8%	8.1%
Depreciation of property & equipment write-up (b)	1.1	3.6
Amortization of acquired intangible assets (c)	7.3	6.3
Net pension and other post employment benefit plan charges (d)	4.8	—
Transaction related expenses (e)	0.1	—
Integration related expenses (f)	1.4	3.5
Total Charges	14.7	13.4
Adjusted Operating Income (a non-GAAP measure)	$66.1	$74.5	(11)%
Adjusted Operating Margin	8.7%	9.9%
Income before Income Tax and Discontinued Operations as reported under U.S. GAAP	$45.4	$57.3	(21)%
Total operating charges from above	14.7	13.4
Adjusted Income before Income Taxes and Discontinued Operations (a non-GAAP measure)	$60.1	$70.7	(15)%
Income from Continuing Operations, net of tax, as reported under U.S. GAAP	$17.5	$42.6	(59)%
Total operating charges from above	14.7	13.4
Income tax impact from total operating charges	(4.9)	(3.3)
Tax provision related to unremitted non-U.S. earnings (g)	20.3	1.9
Adjusted Income from Continuing Operations, net of tax (a non-GAAP measure)	$47.6	$54.6	(13)%
Diluted EPS from Continuing Operations as reported under U.S. GAAP	$0.17	$0.41	(59)%
Net impact of total charges included in Continuing Operations	0.30	0.12
Adjusted Diluted EPS from Continuing Operations (a non-GAAP measure)	$0.47	$0.53	(11)%

(a) Changes in currency exchange rates resulted in reduced revenues in the current quarter primarily due to the strengthening U.S. dollar relative to the British pound and euro.

(b) During the fourth quarter of 2016 and 2015, the Company recorded $1.1 and $3.6, respectively, of depreciation expense resulting from the fair value write-up of property and equipment acquired from Stream and buw.

(c) During the fourth quarter of 2016 and 2015, the Company recorded amortization expense of $7.3 and $6.3, respectively, related to acquired intangible assets.

(d) During the fourth quarter of 2016, the Company recorded pension plan settlement charges of $4.8, due to a high level of lump-sum payouts.

(e) During the fourth quarter of 2016, the Company recorded $0.1 of expense associated with the acquisition of buw, related to fees paid for third-party consulting services.

(f) During the fourth quarter of 2016 and 2015, the Company recorded $1.4 and $3.5, respectively, of integration expenses associated with Convergys' integration of the acquired Stream and buw operations. These expenses were primarily related to third-party consulting services.

(g) During the fourth quarter of 2016, the Company recognized tax expense of $20.3 associated with the restructuring of its legal entity structure and repatriation of earnings into primarily non-U.S. jurisdictions that provide the Company increased flexibility to manage its strategic priorities. During the fourth quarter of 2015, the Company recorded a $1.9 tax expense for a change in estimate between tax previously accrued for the repatriation of non-U.S. earnings and the actual taxes paid on the ultimate repatriation of such earnings.

Management uses constant currency revenue growth to assess underlying revenue trends by providing revenue growth between periods on a consistent basis. Constant currency revenue growth is determined by using the comparable prior year period's currency exchange rates to translate current period revenue from local currencies. Management uses operating income, income from continuing operations, net of tax and earnings per share from continuing operations excluding the above items to assess the underlying operational performance of the continuing operations of the business for the year and to have a basis to compare underlying operating results to prior and future periods. These charges and credits are relevant in evaluating the overall performance of the business.

Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, constant currency revenue growth, operating income, income from continuing operations, net of tax and diluted earnings per share excluding the charges, and the GAAP measures, revenue growth, operating income, income from continuing operations, net of tax and diluted earnings per share, in its evaluation of performance.

CONVERGYS CORPORATION
Reconciliation of GAAP Revenue Growth to non-GAAP Constant Currency Revenue Growth
(In Millions Except Per Share Amounts)

	Twelve Months Ended December 31,
	2016	2015
Revenue	$2,913.6	$2,950.6
Revenue growth, as reported under U.S. GAAP	(1.0)%	3.3%
Foreign exchange impact (a)	1.0%	2.6%
Constant currency revenue growth (a non-GAAP measure)	—%	5.9%

CONVERGYS CORPORATION
Reconciliation of GAAP EPS from Continuing Operations to non-GAAP EPS from Continuing Operations
(In Millions Except Per Share Amounts)

	Twelve Months Ended December 31,		%
	2016	2015	Change
Operating Income as reported under U.S. GAAP	$204.9	$194.4	5%
Operating Margin	7.0%	6.6%
Depreciation of property & equipment write-up (b)	8.6	19.1
Amortization of acquired intangible assets (c)	28.1	27.0
Net pension and other post employment benefit plan charges (d)	4.8	—
Transaction related expenses (e)	3.2	—
Integration related expenses (f)	3.3	11.3
Total Charges	48.0	57.4
Adjusted Operating Income (a non-GAAP measure)	$252.9	$251.8	—%
Adjusted Operating Margin	8.7%	8.5%
Income before Income Tax and Discontinued Operations as reported under U.S. GAAP	$185.9	$177.0	5%
Total operating charges from above	48.0	57.4
Adjusted Income before Income Taxes and Discontinued Operations (a non-GAAP measure)	$233.9	$234.4	—%
Income from Continuing Operations, net of tax, as reported under U.S. GAAP	$133.0	$168.4	(21)%
Total operating charges from above	48.0	57.4
Income tax impact from total operating charges	(14.0)	(16.6)
Tax provision (benefit) related to unremitted non-U.S. earnings (g)	21.6	(1.8)
Release of income tax reserve (h)	—	(22.4)
Adjusted Income from Continuing Operations, net of tax (a non-GAAP measure)	$188.6	$185.0	2%
Diluted EPS from Continuing Operations as reported under U.S. GAAP	$1.30	$1.60	(19)%
Net impact of total charges included in Continuing Operations	0.54	0.16
Adjusted Diluted EPS from Continuing Operations (a non-GAAP measure)	$1.84	$1.76	5%

(a) Changes in currency exchange rates resulted in reduced revenues in the current year primarily due to the strengthening U.S. dollar relative to the euro, British pound, Australian dollar and the Canadian dollar.

(b) During 2016 and 2015, the Company recorded $8.6 and $19.1, respectively, of depreciation expense resulting from the fair value write-up of property and equipment acquired from Stream and buw.

(c) During 2016 and 2015, the Company recorded amortization expense of $28.1 and $27.0, respectively, related to acquired intangible assets.

(d) During 2016, the Company recorded pension plan settlement charges of $4.8, due to a high level of lump-sum payouts.

(e) During 2016, the Company recorded $3.2 of expense associated with the acquisition of buw, related to fees paid for third-party consulting services.

(f) During 2016 and 2015, the Company recorded $3.3 and $11.3, respectively, of integration expenses associated with Convergys' integration of the acquired Stream and buw operations. These expenses were primarily related to third-party consulting services and severance expense.

(g) During 2016, the Company recognized tax expense of $20.3 associated with the restructuring of its legal entity structure and repatriation of earnings into primarily non-U.S. jurisdictions that provide the Company increased flexibility to manage its strategic priorities. During 2016, the Company also recognized tax expense of $1.3 associated with the repatriation of certain non-U.S. earnings in connection with its acquisition of buw. During 2015, the Company recognized $1.8 of tax expense for a change in estimate between tax previously accrued for the repatriation of non-U.S. earnings and the actual taxes paid on the ultimate repatriation of such earnings.

(h) During 2015, the Company recorded a $22.4 tax benefit associated with statute expirations for previous uncertain tax positions and favorable resolutions of tax audits.

Management uses operating income, income from continuing operations, net of tax and earnings per share data excluding the items above to assess the underlying operational performance of the continuing operations of the business for the year and to have a basis to compare underlying operating results to prior and future periods. These charges and credits are relevant in evaluating the overall performance of the business.

Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share excluding the charges, and the GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share, in its evaluation of performance.

CONVERGYS CORPORATION
Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA

	Three Months Ended			Twelve Months Ended
	December 31,		%	December 31,		%
(In millions)	2016	2015	Change	2016	2015	Change
Income from Continuing Operations, net of tax	$17.5	$42.6	(59)%	$133.0	$168.4	(21)%
Depreciation and Amortization	36.1	39.7	(9)%	150.3	168.5	(11)%
Interest expense	4.6	4.3	7%	18.1	18.2	(1)%
Income tax expense	27.9	14.7	90%	52.9	8.6	NM
EBITDA (a non-GAAP measure)	$86.1	$101.3	(15)%	$354.3	$363.7	(3)%
Net pension and other post employment benefit plan charges	4.8	—	100%	4.8	—	100%
Transaction related expenses	0.1	—	100%	3.2	—	100%
Integration related expenses	1.4	3.5	(60)%	3.3	11.3	(71)%
Adjusted EBITDA (a non-GAAP measure)	$92.4	$104.8	(12)%	$365.6	$375.0	(3)%
EBITDA Margin	11.4%	13.5%		12.2%	12.3%
Adjusted EBITDA Margin	12.2%	13.9%		12.5%	12.7%

The Company presents the non-GAAP financial measures EBITDA and Adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes the presentation of these measures enhances the investors' ability to analyze trends in the business and evaluate the Company's underlying performance relative to other companies in the industry.

These non-GAAP measures should not be considered in isolation or as a substitute for income from continuing operations, net of tax or other income statement data prepared in accordance with GAAP and our presentation of these measures may not be comparable to similarly-titled measures used by other companies. Management uses both these non-GAAP measures and the GAAP measure, income from continuing operations, net of tax, in evaluation of its underlying performance. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

CONVERGYS CORPORATION
Consolidated Balance Sheets

	December 31, 2016	December 31, 2015
(In millions)
Assets
Cash and cash equivalents	$138.8	$204.7
Short-term investments	12.4	12.2
Receivables, net of allowances	555.0	536.3
Other current assets	78.6	70.1
Property and equipment, net	304.1	329.1
Other assets	1,282.9	1,204.2
Total Asset	$2,371.8	$2,356.6

Liabilities and Shareholders' Equity
Debt and capital lease obligations maturing within one year	$1.8	$3.4
Other current liabilities	345.8	335.0
Other liabilities	350.0	343.2
Long-term debt and capital lease obligations	297.0	335.9
Convertible debentures conversion feature	61.3	62.9
Shareholders' equity	1,315.9	1,276.2
Total Liabilities and Shareholders' Equity	$2,371.8	$2,356.6

CONVERGYS CORPORATION
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2016	2015	2016	2015
Net cash provided by operating activities	$68.5	$66.6	$305.4	$249.3
Capital expenditures	(23.4)	(20.8)	(87.0)	(109.2)
Free Cash Flow (a non-GAAP measure)	$45.1	$45.8	$218.4	$140.1
Acquisition - cash paid for transaction and integration related expenses (a)	1.2	2.3	6.9	13.3
Adjusted Free Cash Flow (a non-GAAP measure)	$46.3	$48.1	$225.3	$153.4

(a) Payments associated with investment activity to expand the business (the buw and Stream acquisitions).

Management uses free cash flow and adjusted free cash flow to assess the financial performance of the Company. Convergys' Management believes that free cash flow and adjusted free cash flow are useful to investors because they present the operating cash flow of the Company, excluding capital that is spent to continue and improve business operations, such as investment in the Company’s existing businesses. Further, free cash flow and adjusted free cash flow provide an indication of the ongoing cash that is available for debt repayment, returning capital to shareholders and other investment opportunities. Management also believes the presentation of these measures will enhance the investors' ability to analyze trends in the business and evaluate the Company's underlying performance relative to other companies in the industry.

Limitations associated with the use of free cash flow and adjusted free cash flow include that they do not represent the residual cash flow available for discretionary expenditures as they do not incorporate certain cash payments, including payments made on capital lease obligations or cash payments for business acquisitions. Management compensates for these limitations by using both the non-GAAP measures, free cash flow and adjusted free cash flow, and the GAAP measure, cash from operating activities, in its evaluation of performance. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

CONVERGYS CORPORATION
Summarized Statement of Cash Flow

	(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2016	2015	2016	2015
Net cash provided by operating activities	$68.5	$66.6	$305.4	$249.3
Net cash used in investing activities	(31.4)	(20.0)	(225.7)	(108.4)
Net cash used in financing activities	(27.4)	(17.7)	(145.6)	(135.1)
Net increase (decrease) in cash	$9.7	$28.9	($65.9)	$5.8